                                                                       EXHIBIT D
                                                              FILE NO. 070-10128

                    CENTERPOINT ENERGY, INC. AND SUBSIDIARIES
                              ROLLFORWARD OF EQUITY
                      FOR THE QUARTER ENDED MARCH 31, 2005
                                 (IN THOUSANDS)

                                               BEGINNING          INCOME
                                                BALANCE            FROM         INCOME FROM     LOSS ON DISPOSAL
                                              DECEMBER 31,      CONTINUING     DISCONTINUED     OF DISCONTINUED
                                                 2004           OPERATIONS      OPERATIONS         OPERATIONS
                                              ------------      ----------     ------------     ----------------
SHAREHOLDERS' EQUITY
  Common stock                                $      3,080      $        -     $          -     $              -
  Additional paid-in capital                     2,891,335               -                -                    -
  Retained deficit                              (1,727,571)         66,652           13,673              (13,237)
  Net deferred loss from cash flow hedges          (51,750)              -                -                    -
  Benefits - minimum liability adjustment           (9,592)              -                -                    -
                                              ------------      ----------     ------------     ----------------

    TOTAL SHAREHOLDERS' EQUITY                $  1,105,502      $   66,652     $     13,673     $        (13,237)
                                              ============      ==========     ============     ================

                                                                                 OTHER
                                                             NET DEFERRED      CHANGES IN         ENDING
                                                              GAIN FROM          STOCK-          BALANCE
                                                              CASH FLOW       ISSUANCES OF      MARCH 31,
                                              DIVIDENDS         HEDGES           STOCK             2005
                                              ---------      ------------     ------------     -----------
SHAREHOLDERS' EQUITY
  Common stock                                $       -      $          -     $         10     $     3,090
  Additional paid-in capital                          -                 -            9,458       2,900,793
  Retained deficit                              (61,731)                -                -      (1,722,214)
  Net deferred loss from cash flow hedges             -            14,807                -         (36,943)
  Benefits - minimum liability adjustment             -                 -                -          (9,592)
                                              ---------      ------------     ------------     -----------

    TOTAL SHAREHOLDERS' EQUITY                $ (61,731)     $     14,807     $      9,468     $ 1,135,134
                                              =========      ============     ============     ===========

                                                                       EXHIBIT D
                                                              FILE NO. 070-10128

            CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC AND SUBSIDIARIES
                              ROLLFORWARD OF EQUITY
                      FOR THE QUARTER ENDED MARCH 31, 2005
                                 (IN THOUSANDS)

                              BEGINNING                                                       ENDING
                               BALANCE                                                       BALANCE
                            DECEMBER 31,                      DIVIDEND TO                   MARCH 31,
                                2004          NET INCOME        PARENT          OTHER          2005
                            ------------      ----------      -----------       -----      -----------
MEMBER'S EQUITY
  Common stock              $          1      $        -      $         -       $   -      $         1
  Paid-in capital              2,278,090               -           (9,042)        775        2,269,823
  Retained deficit              (244,597)         28,128                -           -         (216,469)
                            ------------      ----------      -----------       -----      -----------

    TOTAL MEMBER'S EQUITY   $  2,033,494      $   28,128      $    (9,042)      $ 775      $ 2,053,355
                            ============      ==========      ===========       =====      ===========

                                                                       EXHIBIT D
                                                              FILE NO. 070-10128

               CENTERPOINT ENERGY RESOURCES CORP. AND SUBSIDIARIES
                              ROLLFORWARD OF EQUITY
                      FOR THE QUARTER ENDED MARCH 31, 2005
                                 (IN THOUSANDS)

                                               BEGINNING                                           CONTRIBUTION
                                                BALANCE                             OTHER          FROM PARENT-         ENDING
                                              DECEMBER 31,                      COMPREHENSIVE          TAX           BALANCE MARCH
                                                  2004          NET INCOME          INCOME          ALLOCATION         31, 2005
                                              ------------      ----------      -------------      ------------      -------------
STOCKHOLDER'S EQUITY
  Common stock                                $          1      $        -      $           -      $          -      $           1
  Paid-in capital                                2,231,906               -                  -            30,683          2,262,589
  Retained earnings                                305,291          95,957                  -                 -            401,248
  Accumulated other comprehensive income             1,949               -              9,773                 -             11,722
                                              ------------      ----------      -------------      ------------      -------------

    TOTAL STOCKHOLDER'S EQUITY                $  2,539,147      $   95,957      $       9,773      $     30,683      $   2,675,560
                                              ============      ==========      =============      ============      =============